                                                                     Exhibit 2.1



                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                                  CORE, INC.,

                                  SSDC CORP.,

          SOCIAL SECURITY DISABILITY CONSULTANTS LIMITED PARTNERSHIP,

                          DISABILITY SERVICES, INC.,

                        DSI MEDICARE CONSULTANTS, INC.

                                R. GARY DOLENGA

                                      AND

                               PHYLIS M. DOLENGA


                                 JUNE 14, 1997
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                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT, made and entered into as of the 14th day of June, 1997 by and among CORE, INC., a Massachusetts corporation ("CORE"), SSDC Corp., a Delaware corporation and wholly-owned subsidiary of CORE ("Purchaser"), Social Security Disability Consultants Limited Partnership, a Michigan limited partnership ("SSDC"), Disability Services, Inc., a Michigan corporation formerly known as Professional Rehabilitation Services, Inc., the general partner of Seller ("GP"), DSI Medicare Consultants, Inc., a Michigan corporation ("DMC") (SSDC, GP and DMC shall be referred to individually, as "Seller" and collectively as "Sellers") and R. Gary Dolenga (a limited partner of SSDC and the sole stockholder of both GP and DMC) and Phylis M. Dolenga, individuals having an address at 882 Andover Drive, Northville, Michigan 48167, (collectively Mr. Dolenga and Mrs. Dolenga shall be referred to as "Founder").

                               W I T N E S E T H:
                               - - - - - - - - -

     WHEREAS, SSDC owns and operates a disability and government benefits advocacy business and related services and businesses (collectively, as further defined herein, the "Business");

     WHEREAS, GP and DMC provide services and assets to SSDC to assist SSDC in operating the Business;

     WHEREAS, Purchaser desires to purchase from Sellers and Sellers desire to sell to Purchaser, on the Closing Date (as hereinafter defined) substantially all assets used in operating the Business;

     WHEREAS, CORE is willing to guarantee Purchaser's obligations to Sellers and Founder under this Agreement and related agreements;

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                  PURCHASE OF ASSETS; CONSIDERATION; CLOSING

SECTION 1.1  PURCHASE OF ASSETS BY PURCHASER

     (a)  Sale of Assets.  Subject to the provisions of this Agreement, SSDC, GP
          --------------
and DMC agree to sell and Purchaser agrees to purchase, at the Closing (as defined in Section 1.5 below), all of the properties, assets, rights, claims and contracts used by SSDC, GP and DMC in the disability and government benefits advocacy business and related services and businesses (collectively, the "Business"), including, without limitation, the following:

          (a) All property, plant, equipment machinery, furniture, fixtures and other tangible personal property (including supplies and inventories) used in the Business, including those assets listed on Schedule 2.6 hereto;
                  ------------

          (b) All computer and similar equipment and software, including software used in the Business, including the equipment and software listed on Schedules 2.6 and 2.7 hereto;
                                  ---------------------

          (c) All patents, patent applications, trade secrets, processes and techniques, know-how designs, inventions, copyrights, discoveries and other proprietary or intangible rights and intellectual properties used in the Business including the intellectual property and Proprietary Rights listed on Schedule 2.7 hereto;
                                                         ------------

          (d) All rights to the name and marks "SSDC", "Social Security Disability Consultants", "Disability Services, Inc.," "DSI", and other trade names, service names, trade marks, service marks, trade mark applications and service mark applications used in the Business, including those names, marks and rights listed on
               Schedule 2.7 hereto, excluding, however, the name and mark
               ------------
               "Professional Rehabilitation Associates";

          (e) All files, customer and supplier lists, mailing lists, accounting records and other business records, all catalogs, printed materials and sales aids and all other data relating to the Business;

          (f) Accounts receivable (to the extent described in Section 6.2) prepaid expenses, short and long term assets and instruments of every kind and description of any Seller related to the Business;

          (g) All rights of every kind under all contracts and agreements inuring to any Seller's benefit or with respect to the Business including those the rights under contracts listed on Schedule
                                                                    --------
               2.10 hereto (the "Assigned Contracts") but excluding those
               ----
               contracts and agreements listed on Schedule 1.1 (x);
                                                  ----------------

          (h) All real estate owned by any Seller, including only that listed on Schedule 2.8 hereto;
                  ------------

          (i)  Rights under real estate leases as listed on Schedule 2.8 hereto
                                                            ------------
               (the "Real Estate Leases"); and

          (j) All documents and information relating to the Business and the operations of each Seller, for the past five (5) years, including, without limitation, customer lists and all books and records relating to the operations of the Business.

     The assets specified above to be sold to and purchased by Purchaser under this Agreement are referred to collectively as the "Subject Assets". The Subject Assets shall not include cash and accounts receivable in excess of the Assumed Liabilities as described in Section 6.2 or any assets listed on Schedule
                                                                        --------
1.1(x) (the "Excluded Assets").
------

     Each Seller and Founder jointly and severally represent and warrant to Purchaser and CORE that the Subject Assets and the Excluded Assets constitute all the assets of the Sellers and that the Subject Assets constitute all assets utilized by the Sellers in the Business.

SECTION 1.2  LIMITED ASSUMPTION OF LIABILITIES

     Subject to the provisions of this Agreement, at the Closing, Purchaser shall assume only those debts, liabilities, obligations, commitments and contracts of the Sellers which are set forth on Schedule 1.2. THE PURCHASER IS
                                                ------------
NOT ASSUMING ANY OTHER LIABILITIES, OBLIGATIONS, COMMITMENTS OR CONTRACTS WHATSOEVER.

     The debts, liabilities, obligations, commitments and contracts specified above to be assumed by Purchaser under this Agreement are referred to collectively as the "Assumed Liabilities". The Assumed Liabilities shall, without limitation, exclude all debts, liabilities, obligations, commitments and contracts not specifically identified in Schedule 1.2; (i) all tort claims
                                         ------------
asserted against any Seller or Founder or the Business or claims against any Seller or Founder or the Business for breach of contract or breach of warranty, which are based on acts or omissions occurring before the Closing; (ii) all liability related to environmental matters which originate prior to the Closing Date; (iii) any contract or agreement of any Seller not expressly listed as an Assigned Contract on the Schedule 2.10 to this Agreement; (iv) any liabilities
                         -------------
or obligations under any real property leases for periods prior to the Closing;
(v) any obligations or liabilities to any employee of any Seller unless expressly set forth on Schedule 1.2 and then only in the amount set forth on
                       ------------
said Schedule 1.2; and (vi) any liabilities for taxes of any kind, including,
     ------------
without limitation, sales, income or withholding taxes.

SECTION 1.3  CONSIDERATION

     Subject to the terms and conditions set forth in this Agreement, the consideration to be paid by Purchaser to Sellers for the Business and the Subject Assets shall be:

     (a) Subject to purchase price adjustments set forth in Section 9.16 hereof, Purchaser shall pay to Sellers, in consideration of the transfer of the Business and the Subject Assets, the sum of Five Million Dollars ($5,000,000) (the "Cash Purchase Price"), payable at Closing in the form of certified or bank cashier's check.

     (b) In addition to the Cash Purchase Price, Purchaser shall pay to the Sellers additional aggregate consideration of up to $2,000,000 (the "Additional Purchase Price") expressly contingent upon the Business obtaining performance criteria based upon Seller projections (the "Performance Criteria"). The Performance Criteria, the portions of the Additional Purchase Price payable and the timing of such payments upon attainment of the Performance Criteria are set forth on Exhibit A hereto.
         ---------

     (c) The Cash Purchase Price and the Additional Purchase Price shall be paid to and allocated among the Sellers as mutually agreed between Purchaser and Sellers.

     (d) In connection with the execution of this Agreement, CORE has issued to
R. Gary Dolenga a Warrant covering the purchase of up to 160,000 shares of CORE Common Stock (the "Warrant"), such Warrant to be in substantially the form annexed hereto as Exhibit B.
                  ---------

     (e) CORE hereby unconditionally guarantees the payment of all Purchaser's obligations to Sellers and Founder under this Agreement and the other agreements related to this Agreement. In connection with such guarantee CORE waives presentation to, demand of payment from and protest to the CORE of any of the obligations, and also waives notice of protest for nonpayment

SECTION 1.4  ALLOCATION OF PURCHASE PRICE

     Purchaser will propose an allocation of the Purchase Price in accordance with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. Subject to Sellers' agreement with such allocation, which will not be unreasonably withheld, Sellers and Purchaser each agree to report the federal, state and local income and other tax consequences of the transactions contemplated herein, and in particular to report the information required by Code Section 1060(b), in a manner consistent with such allocation.

SECTION 1.5  CLOSING DATE

     The parties agree that time is of the essence and the closing under this Agreement (the "Closing") will take place at 10:00 a.m. local time, on June 24, 1997, or at such other time and place as the parties may otherwise agree upon (such time and such date being herein referred to as the "Time of Closing" and such date being herein referred to as the "Closing Date"), at the offices of CORE, 18881 Von Karman Avenue, Suite 1750, Irvine, California (or at such other place as the parties may otherwise agree upon).

     Notwithstanding the foregoing, CORE shall have the right in its absolute discretion to postpone the Closing under this Agreement for a period of not more than forty five days following the later of (i) June 24, 1997, or (ii) the date all Schedules are delivered to CORE as described in Section 1.7 hereof, in which event such date shall be referred to as the "Closing Date". In the event that the Closing under the Agreement is not consummated on or before June 24, 1997, (or such later date, if CORE elects to postpone the Closing) this Agreement shall terminate unless otherwise agreed to by the parties.

SECTION 1.6  ACTIONS TO BE TAKEN AT CLOSING

     (a) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser the following:

          (i)    a Bill of Sale from each Seller in the form attached as Exhibit
                                                                         -------
                 C;
                 -

          (ii) subject to Section 1.8, instruments of assignment of each of the Assigned Contracts in the form set forth in Exhibit D,
                                                                 ---------
                 with such changes to such form approved by Purchaser, in its sole discretion (the "Contract Assignments"), pursuant to which Purchaser will assume all obligations under each such Assigned Contract accruing after the Closing Date;

          (iii) an agreement satisfactory to Purchaser and Sellers with respect to DE's Suite at the Palace of Auburn Hills as described in
                 Section 5.15;

          (iv) copies of UCC-1 financing statement searches conducted by a reputable firm or company as of a date within three (3) days prior to the Closing Date showing no financing statements, liens or encumbrances on the Subject Assets except for Temporary Encumbrances (as defined in Section 2.11), and original, executed UCC termination statements in a form acceptable to Purchaser and acceptable for filing for any Temporary Encumbrances statements not yet terminated;

          (v) an opinion of counsel to Sellers and Founder covering the matters set forth on Exhibit E in form reasonably satisfactory
                                       ---------
                  to Purchaser;

          (vi) compliance certificates of each Seller and Founder, as described in Section 9.3, dated the Closing Date, as to the fulfillment of the conditions set forth in Sections 9.1 and 9.2;

          (vii) written consents of all third parties required by any and all agreements or documents to which any Seller, is a party and by which the Subject Assets are bound in order to consummate the transactions contemplated hereby;

          (viii) certifications of all partners of SSDC duly and legally authorizing execution and performance of this Agreement.

          (ix) certified resolutions of the Board of Directors of GP and DMC and certified votes of the stockholders of GP and DMC duly and legally authorizing the execution and performance of this Agreement;

          (x)     subject to Section 9.19, releases of employees as described in
                  Section 5.6;

          (xi) subject to Section 9.19, acknowledgments of CORE's policies from each Continuing Employee as described in Section 5.6;

          (xii) subject to Section 9.19, Non-Competition Agreements as described in Section 9.13;

          (xiii) all such other documents, assignments and other instruments as, in the opinion of Purchaser's counsel, are necessary to vest in Purchaser title to the Subject Assets to be transferred to it pursuant to this Agreement; and

          (xiv) all other documents, endorsements, assignments, instruments, writings and other items required to be delivered by Sellers and Founder at or prior to the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith.

     (b) At the Closing, Purchaser will deliver or cause to be delivered to Seller, the following:

          (i)     The Cash Purchase Price in cash, or certified check;

          (ii) an opinion of counsel to Purchaser and CORE covering the matters set forth on Exhibit F in form reasonably satisfactory
                                       ---------
                  to Seller,;

          (iii) a compliance certificate of the Purchaser and CORE as described in Section 8.3, dated the Closing Date, as to the fulfillment of the conditions set forth in Sections 8.1 and 8.2;

          (iv) certified resolutions of the Board of Directors of Purchaser and CORE duly and legally authorizing the execution and performance of this Agreement and ancillary agreements; and

          (v) CORE's guaranty of Purchaser's obligations under this Agreement and the ancillary agreements; and

          (vi) all other documents, endorsements, assignments, instruments, writings and other items required to be delivered by Purchaser or CORE at or prior to the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith.

     (c) CORE, Purchaser, Founder and Sellers shall execute, and deliver the following to each other

          (i) an Employment Agreement between Purchaser and Founder in the form attached as Exhibit G (the "Dolenga Employment
                                  ---------
                 Agreement").

     All instruments, agreements, certificates and other documents delivered at Closing or otherwise delivered pursuant to this Agreement other than this Agreement shall be referred to as the "Ancillary Documents".

SECTION 1.7  DELIVERY OF SCHEDULES

     None of the 22 Schedules to be produced by Sellers and Founder to be attached hereto have been finalized and delivered by Sellers and Founder and accepted by Purchaser and CORE.

     Notwithstanding the fact that such Schedules have not yet been completed and delivered, all parties desire to execute this Agreement at this time. Accordingly, the parties agree upon the following procedure for finalization and delivery of the remaining Schedules:

     (a) Sellers and Founder shall complete and forward to CORE final completed Schedules on or before the close of business on June 19, 1997 (the "Schedule Due Date");

     (b) Provided timely delivery of Schedules is made to CORE, CORE shall have until the close of business on June 23, 1997 to accept or reject the Schedules in its sole discretion (including, without limitation rejection based upon Section
          9.26 Due Diligence; Schedules);

     (c) In the event that: (i) Sellers and Founder have not completed and forwarded all of the Schedules to CORE by the Schedule Due Date, or
          (ii) CORE rejects the Schedules on or prior to June 23, 1997, then CORE shall have the option to terminate this Agreement by delivery to Sellers and Founder of written notice of such termination; and

SECTION 1.8 ASSIGNMENT OF CONTRACTS

     Notwithstanding the description of assignment of contracts in this Agreement and the consents to assignment of contracts, the Closing under this Agreement shall be contingent on the establishment of an arrangement whereby the benefits and burdens of the Sellers' contracts shall be transferred to Purchaser in a manner acceptable to Purchaser. Without limitation, such arrangement may, but is not required to be in the form of a management services agreement between Purchaser and Sellers.

SECTION 1.9 FURTHER ASSURANCES

     From time to time after the Closing at the request of Purchaser and without further consideration each Seller and Founder shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.6) and take such other action as Purchaser may require or request to more effectively transfer and assign to, and vest in, Purchaser each of the Subject Assets. To the extent that the assignment of any contract or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Sellers and Founder shall use all reasonable efforts before and after the Closing to obtain any necessary consents or waivers and to otherwise assure Purchaser of the benefits of the assigned contracts.

                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SELLERS AND FOUNDER

     Each Seller and Founder, jointly and severally, hereby represent and warrant to Purchaser and CORE that:

SECTION 2.1  ORGANIZATION

     Each Seller is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of their respective states of incorporation or organization; have, and on the Closing Date will have, the power and authority to conduct all of the activities conducted by then and to own or lease all of the assets owned or leased by them. Each Seller is qualified as a foreign corporation (or otherwise qualified to do business) in all states and jurisdictions in which such qualification is required. A complete and correct copy of the (i) the Partnership Agreement of SSDC and all related documents and (ii) Certificate of Incorporation and all amendments thereto and the Bylaws of GP and DMC has been delivered to CORE. No changes to any such documents will be made subsequent to the date hereof and on or prior to the Closing Date, without the prior written consent of CORE.

     Sellers and Founder do not and will not on the Closing Date directly or indirectly own any shares of stock or any other securities, of any corporation or have any direct or indirect interest in any firm, partnership, limited liability company association or other entity which, in any way, directly or indirectly, are related to the Business. Nothing herein contained shall prevent Founder or any Seller from holding or making an investment in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor of Purchaser or CORE.

SECTION 2.2  AUTHORIZATION OF TRANSACTION

     Each Seller and Founder has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by each of them pursuant to the provisions hereof. This Agreement is valid, binding and enforceable against each Seller and Founder in accordance with its terms.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will (a) contravene or conflict with the certificate of incorporation or by-laws of GP or DMC; or contravene or conflict with the partnership agreement or other obligations of SSDC, (b) constitute any violation or breach of any material provision of any material contract or other instrument to which any Seller or Founder is a party or by which any of the assets of SSDC, GP or DMC may be affected or secured; (c) constitute any violation or breach of any order, writ, judgment, injunction, decree, statute, rule or regulation or will result in the creation of any lien, charge or encumbrance binding on or applicable to or contravene or conflict with the organizational documents of any Seller or Founder or the Subject Assets; or (d) conflict with, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any material agreement, contract or other instrument binding upon any Seller or Founder or any material license, franchise, permit or other similar authorization held by any Seller or Founder.

     The execution, any delivery and performance by each Seller and Founder of this Agreement and the consummation of the transactions by each Seller and Founder require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

SECTION 2.3  CAPITALIZATION

     (a) SSDC is a duly constituted partnership and a complete and accurate list of partners and equity holders is set forth on Schedule 2.3 hereto.
                                                    ------------

     (b) The authorized capital stock of GP and DMC and a complete and accurate list of stockholders and optionholders of GP and DMC is set forth in Schedule
                                                                     --------
2.3 hereto.  Except as set forth on Schedule 2.3, there are not authorized or
---                                 ------------
outstanding any options, warrants or other rights to purchase any shares of capital stock of GP and DMC.

     (c) Subsequent to the date hereof and prior to the Closing Date, no Seller will issue or acquire any shares of its stock or partnership interests. Except as set forth on Schedule 2.3, no Seller has any outstanding, and on the Closing
                ------------
Date will not have outstanding, any options to purchase stock or partnership interests or other equity or any other options to purchase stock or partnership interests or other equity or any rights or warrants to subscribe for, or any contracts or commitments to issue or sell, shares of its capital stock or partnership interests or other equity or any such warrants, convertible securities or obligations. Except as set forth on Schedule 2.3, Sellers will
                                                   ------------
not have outstanding any warrants, options, convertible securities or any other type of right.

     There are no outstanding obligations of any Seller to repurchase, redeem or otherwise acquire any Seller's securities stock or equity interests.

SECTION 2.4  FINANCIAL STATEMENTS

     Schedule 2.4 attached hereto consists of the following financial statements
     ------------
(the "Financial Statements"): (i) unaudited financial statements of Sellers, which include the balance sheets of Sellers, as of December 31, 1995 and 1996, and the related statements of income and retained earnings and cash flows for the years ended December 31, 1994, 1995 and 1996, with footnotes thereto for the period then ended (the balance sheet of Sellers, as of December 31, 1996, is hereinafter referred to as the "Balance Sheet") and (ii) unaudited financial statement for each month ending after December 1996. The financial statements included in Schedule 2.4 are in accordance with the books and records of
            ------------
Sellers, are complete and correct in all material respects and fairly present the financial position of Sellers as of the dates therein indicated and the results of the operations of Sellers for the periods so ended (subject to normal year end adjustments in the case of any interim financial statements for which full year financial statements have been delivered), all in conformity with generally accepted accounting principles and practices applied on a consistent basis with prior periods ("GAAP") (except as may be indicated in the notes thereto). The notes and accounts receivable reflected in the Balance Sheet, net of reserves therein reflected, are, except to the extent heretofore collected, fully collectible and subject to no counterclaims or set-offs.

SECTION 2.5  TITLE TO ASSETS; ENCUMBRANCES; CONDITIONAL SALES

     Except for the liens, mortgages, pledges and encumbrances set forth in
Schedule 2.5 hereto (the "Temporary Encumbrances"), Sellers have good and
------------
marketable title to all of the Subject Assets. All Temporary Encumbrances shall be terminated at or before Closing and at Closing Sellers shall have good and marketable title to the Subject Assets. Without limiting the generality of the foregoing, no officer, director, stockholder, partner or affiliate of any Seller (or any member of their families) own any asset, tangible or intangible, which is used in the Business. None of the assets of any Seller is held or will be held on the Closing Date by a Seller as lessee under any lease or as conditional sale vendee under a conditional sale contract or other title retention agreement, except as expanding set forth in Schedule 2.5 or as otherwise
                                            ------------
expressly permitted herein.

     Each Seller and Founder, jointly and severally, represents that the Bill of Sale and other documents and instruments of transfer delivered to Purchaser at Closing shall effectively vest in Purchaser good and marketable title to the Subject Assets, free and clear of all liens, restrictions and encumbrances.

     At Closing, the Subject Assets shall include all the assets which in any way relate to the Business.

SECTION 2.6  MACHINERY, EQUIPMENT, FIXTURES

     Attached hereto as Schedule 2.6 is a complete and correct list and a brief
                        ------------
description of all machinery, vehicles, equipment and fixtures, office equipment and furniture and/or other personal property owned by Sellers on December 31, 1996, with a book value or fair market value more than $1,000.

SECTION 2.7  PROPRIETARY RIGHTS; PATENTS; TRADEMARKS; SOFTWARE; ETC.

     For the purposes of this Agreement, "Proprietary Rights" means any of the following which are material to or used in the Business (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     Schedule 2.7 attached hereto contains a complete and accurate list of (i)
     ------------
all patented and registered Proprietary Rights owned by any Seller, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by any Seller, (iii) all trade names and corporate names owned or used by any Seller, (iv) all trademarks, service marks, copyrighted works and computer software which are material to the financial condition, operating results, assets, operations or business prospects of Sellers, and (v) all licenses and other rights granted by any Seller to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to any Seller, with respect to any Proprietary Right. Except as set forth in Schedule 2.7, Sellers owns and possesses all
                               ------------
right, title and interest in and to, or have the right to use pursuant to a valid license, all Proprietary Rights necessary for the operation of the business of Sellers as currently conducted and as currently proposed to be conducted. All of such Proprietary Rights of Sellers will remain in effect and good standing as and to the extent existing on the date of this Agreement notwithstanding the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.7, the loss or expiration of any
                                   ------------
Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of Sellers and no such loss or expiration is threatened, pending or reasonably foreseeable. Sellers and Founder have taken all actions which Sellers and Founder, in their reasonable business judgment, deem necessary and desirable to maintain and protect the Proprietary Rights which any Seller owns and uses. Except as indicated on Schedule 2.7, (i) there
                                                        ------------
have been no claims which have been made or are currently outstanding or are threatened against any Seller or Founder asserting the invalidity, misuse, unenforceability, or contesting the ownership, of any of the Proprietary Rights which Sellers own or use, and, after reasonable inquiry, there are no grounds for the same, (ii) the conduct of Sellers' Business and has not infringed, misappropriated or otherwise conflicted with, and does not infringe, misappropriate or otherwise conflict with, any Proprietary Rights of other persons or entities, and present conduct of the Sellers and Founder will not infringe, misappropriate or conflict with any Proprietary Rights of other persons or entities, and (iii) the Proprietary Rights owned or used by Sellers has not been infringed or misappropriated by, or otherwise conflict with, other persons or entities.

SECTION 2.8  REAL PROPERTY

     Schedule 2.8 includes a complete and correct list of all real property
     ------------
which is presently owned or leased by any Seller and which will be owned or leased by a Seller on the Closing Date together with a brief description of all plants and structures thereon. None of such owned real property is subject to any liens, encumbrances or restrictions whether of record or otherwise, except as particularly described in said Schedule 2.8. The real estate leases set
                                  ------------
forth
in Schedule 2.8 are in full force and effect and will continue to be in full
   ------------
force and effect on identical terms following consummation of the transactions contemplated in this Agreement.

SECTION 2.9  INSURANCE

     Sellers maintain the insurance described in Schedule 2.9 attached hereto,
                                                 ------------
and all of the policies set forth therein are in full force and effect.

SECTION 2.10  CONTRACTS

     Attached hereto as Schedule 2.10 is a brief description of all contracts
                        -------------
and other agreements related to the Business, whether written or oral, if any, to which a Seller is a party or which are binding on a Seller with the exception of the following:

     (a) contracts or commitments for services, the purchase of materials, inventory and supplies by a Seller entered into in the ordinary and usual course of business which do not individually exceed one thousand ($1,000.00);

     (b) contracts or commitments for the sale of goods or products by a Seller entered into in the ordinary and usual course of business which do not individually involve an amount or value in excess of one thousand ($1,000.00).

     Schedule 2.10 also contains a list of all contracts or agreements relating
     -------------
to the Business, whether written or oral, valid within the past 36 months or in the future pursuant to which a Seller is a party on one hand, and any affiliate of any Seller including without limitation any director, officer, partner or stockholder of a Seller (or any member of their respective families) is a party on the other hand.

     Except as set forth in Schedule 2.10, Sellers are neither in default under
                            -------------
any material provision of said contracts and agreements nor is any default or failure to perform by any Seller alleged by any party to any such contracts and agreements, and no act or event has occurred which with notice or lapse of time, or both, would constitute a default by any Seller under any such contracts and agreements or permit modification, cancellation, acceleration or termination of any such contract or agreement or result in the creation of any security interest upon, or any person or entity obtaining any right to acquire any property, assets or rights of a Seller.

     Sellers have delivered to Purchaser a correct and complete copy of each written contract listed on Schedule 2.10 (including all amendments). Each such
                           -------------
contract and agreement is in full force and effect and is valid and legally binding in accordance with its terms. To the best knowledge of Sellers and Founder there are no unresolved disputes involving or with respect to any such agreement, and no party to any such agreement has advised any Seller or Founder that it intends either to terminate a material agreement or to refuse to renew a material agreement upon the expiration of the term thereof.

SECTION 2.11  OTHER MATERIAL CONTRACTS

     Sellers and Founder do not have any contract not specified in this Agreement or the Schedules hereto which is binding on a Seller or Founder or on any other party and which might materially (adversely or favorably) affect its properties, business or the financial condition of Sellers.

SECTION 2.12  EMPLOYEES

     Schedule 2.12 attached hereto contains (a) a true and correct list of the
     -------------
names of each employee and consultant of each Seller and the current annual rate of regular compensation and all bonuses or anticipated bonuses paid or payable by Sellers not otherwise described in item (b) (including payments which are not reflected on the records of Sellers to each such employee and consultant); and
(b) a list and/or description of all pension, retirement, incentive, bonus, profit sharing, vacation, holiday, health, life insurance or other plans or policies for the benefit of any employees or consultants of Sellers. Except as shown on Schedule 2.12, there are no currently effective employment or
         -------------
consulting or other material agreements with individual employees or consultants to which any Seller is a party. To the best of Founder's and each Seller's knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any Seller. No Seller is a party to nor bound by any collective bargaining agreement. There is no pending or threatened material dispute between Sellers and any of their respective employees.

     No employee or consultant affiliated with any Seller is presently on suspension or subject to pending suspension or revocation, which was or may be imposed by any private or governmental body. Except as expressly set forth on
Schedule 2.12 all employees of the Sellers are employees at will.
-------------

SECTION 2.13  EMPLOYEE PLANS

     Sellers do not have any pension, retirement, bonus, deferred compensation, stock purchase, profit sharing, insurance or similar plan or arrangement for the benefit of employees, oral or written other than arrangements described in
Schedule 2.13 attached hereto.  In connection with any such plan or arrangement
-------------
listed in said Schedule 2.13, there have not been, and on the Closing Date there
               -------------
will not have been, any "prohibited transactions" within the meaning of Section 406(a) of the Employee Retirement Income Security Act of 1974 ("ERISA") and there have not been, and on the Closing Date there will not have been, any "reportable events" within the meaning of Section 4043(b) of ERISA. All reports and filings with respect to said fringe benefit plans required to be made pursuant to state or federal law have been, and on the Closing Date will have been, timely filed, except as otherwise set forth in Schedule 2.13.
                       -------------

     Sellers do not have any oral or written contract or agreement of employment with any officer, salesman or other employee, or agency, territorial franchise, sales representative or other service agreement, not terminable without penalty on notice of one month or less, or with any labor union, except those described in Schedule 2.13 attached hereto.
   -------------

SECTION 2.14  GOVERNMENTAL LICENSES AND PERMITS

     Sellers have been granted all certificates, licenses, permits, authorities and franchises from any federal, state or municipal or other governmental instrumentality, agency or commission or similar body which may be necessary lawfully to carry on their respective businesses and the Business. Schedule
                                                                    --------
2.14 contains a list of all such certificates, permits, licenses and franchises.
----

     All certificates, licenses permits, authorities and franchises of the Business are validly held by the Sellers. The Sellers have complied with all requirements in connection therewith and the same will not be subject to suspension or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby. All certificates, licenses, permits, authorities and franchises issued or granted by local, state or federal authorities or agencies which are necessary for the conduct of the Business and which are held in the name of any employee, officer, director, shareholder, partner, agent or otherwise of the Business shall be deemed included under this representation and warranty, and Sellers and Founder warrant that such certificates, licenses, permits, authorizations and franchises shall be duly and validly transferred to the Purchaser, without additional consideration at Closing.

SECTION 2.15  LIABILITIES

     Except as set forth in Schedule 2.15, Sellers have no liabilities or
                            -------------
obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations disclosed or provided for in the Balance Sheet (including the notes thereto); or
(b) liabilities or obligations incurred since the date of the Balance Sheet in the ordinary and usual course of business or which do not, individually or in the aggregate, have a material adverse effect on the financial condition of any Seller or on the conduct of its business and which are set forth in the monthly balance sheets delivered to CORE pursuant to Section 5.12 hereof; or (c) liabilities under this Agreement.

SECTION 2.16  TAXES

     Sellers have prepared and filed when due all appropriate federal, state, local and other tax returns of every kind and nature for all periods on or before the due dates of such returns

(as extended by any valid extensions of time) and have paid all taxes shown to be due by said returns or on any assessments received by any Seller or have made adequate provision for the payment thereof. Sellers have delivered to CORE complete and accrual copies of Sellers' federal, state and local tax returns for the years 1991-1996. All such tax returns are materially correct.

     The provisions for taxes (federal, state, local and other), and interest and penalties, if any, with respect thereto, reflected in the Balance Sheets of Sellers are adequate to cover any and all taxes and any interest and penalties in connection therewith which have been or may be assessed with respect to the properties, business and operations of Sellers, respectively, for the period ended on the date of said Balance Sheet and all prior periods. No claim or liability is pending or has been assessed or threatened against any Seller in connection with any such taxes except as reflected in the Balance Sheet. The federal income tax returns of Sellers have been audited by the IRS for the year ended October 31, 1990, and no additional taxes are due.

     Sellers are not, and on the Closing Date will not be, a consenting corporation within the meaning of Section 341(f) of the Internal Revenue Code.

     All taxes or other assessments and levies which Sellers are or were required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Sellers in separate bank accounts for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of Sellers.

SECTION 2.17  LITIGATION; COMPLIANCE WITH LAWS

     Except as set forth in Schedule 2.17 attached hereto, there are no actions,
                            -------------
suits, or proceedings pending or threatened against or affecting any Seller or Founder or the Subject Assets or the property of Sellers in any court or before any federal, state, municipal or other governmental department, commission, board or other instrumentality or before any arbitrators (all of which claims are adequately covered by insurance, or are adequately reserved for in Sellers' financial statements).

     Sellers have complied in all material respects with all applicable laws including, without limitation, environmental laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and there are no pending or, to the best knowledge of each Seller and Founder, threatened governmental investigations involving any Seller or Founder, including inquiries, citations, or complaints by any federal, state, local or foreign government and agencies thereof. There are no outstanding orders, decrees or stipulations to which any Seller or Founder is a party affecting any Seller or Founder or any of their respective services or products, and Sellers and Founder are not in default with respect to any judgment, order, decree, award, rule or regulation of any court of any such department, commission, board or other instrumentality or arbitrators.

SECTION 2.18  ACCOUNTS RECEIVABLE; CONTINGENT FEES

     The accounts receivable set forth in the Balance Sheet are and the accounts receivable set forth in the monthly financial statement delivered to CORE pursuant to Section 5.12 will be bona fide, fully collectible (except to the extent previously collected and except for any reserves set forth in the Balance Sheet) and arose in the ordinary course of business.

     Attached hereto as Schedule 2.18 is a list of all Sellers' clients and
                        -------------
cases in processes (including contingent fee cases), including client's name, number of open cases, number of providers, fees and expenses of provider and the status of the case.

     Sellers and Founder know of no fact or pending or proposed change in laws, regulations or procedures relating to Sellers' Business which would materially and adversely effect the continued prosecution of the open cases. Accordingly, to best of Sellers' and Founder's knowledge, future fees from the open cases (including contingent fee cases) are expected to be consistent with the Seller's past experience with similar cases (including contingent fee cases).

SECTION 2.19  POWERS OF ATTORNEY; GUARANTIES

     There are no outstanding powers of attorney executed on behalf of any Seller. No Seller is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any third party.

SECTION 2.20  SERVICE WARRANTIES

     Every service provided by Sellers ("Sellers' Services") has been in substantial conformity with all material applicable contractual commitments and all express and implied warranties, and Sellers have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for warranty work or other additional related services or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the Balance Sheet. The Sellers' Services are not subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease. Schedule 2.20 hereto includes copies
                                           -------------
of the standard terms and conditions of sale, license or lease for the Sellers' Services.

SECTION 2.21  EVENTS SUBSEQUENT TO BALANCE SHEET DATE

     Except as set forth on Schedule 2.21, since December 31, 1996, the date of
                            -------------
the Balance

Sheet, there has not been (except as otherwise disclosed in the Schedules hereto
                                                                ---------
or expressly contemplated herein) and will not be on the Closing Date:

     (a) Any material adverse change in assets, liabilities, financial condition, business, business organization or personnel of Sellers taken as a whole or in relationships with suppliers, customers, clients, landlords or others;

     (b) Any disposition, sale or issuance by any Seller of any of its capital stock or partnership interests or grant of any option or right to acquire any of its capital stock or partnership interests or any acquisition or retirement for a consideration by any Seller of any of its capital stock or any declaration or payment by any Seller of any dividend or other distribution of or with respect to its capital stock or partnership interests;

     (c) Any sale, mortgage, pledge or other disposition of any material asset owned by Sellers at the close of business on the date of the Balance Sheet, or acquired by Sellers since said date other than in the ordinary and usual course of business;

     (d) Any material expenditure or commitment by Sellers for the acquisition of assets of any kind, other than inventories and supplies acquired in the ordinary course of business;

     (e) Any damage, destruction or loss (whether or not insured) materially and adversely affecting the property or business of Sellers;

     (f) Any general wage or salary increase by Sellers outside the ordinary course of business;

     (g) Any increase in the compensation payable or to become payable by Sellers to any officer or key employee;

     (h) Any loans or advances by or to Sellers other than renewals or extensions of existing indebtedness or any increase in indebtedness for borrowed money or capitalized leases of Sellers, except in the ordinary course of business;

     (i) Any cancellation by Sellers of any material indebtedness owing to it or any cancellation or settlement by Sellers of any material claims against others;

     (j) Any sale, assignment or transfer by Sellers of any material patent, trademark, tradename, copyright, license, franchise, certificate, permit or other intangible asset;

     (k) Any acceleration, termination, modification or cancellation of any agreement, contract, lease or license involving more than $5,000 to which any Seller is a party or by which any Seller is bound;

     (l) Any delay or postponement of the payment of accounts payable or other liabilities of Sellers outside the ordinary course of business;

     (m) Any loan or other transaction between any Seller, on one hand, and any director, officer, partner or stockholder of any Seller on the other;

     (n) Any transaction of any kind not in the ordinary and usual course of business, except as otherwise provided in this Agreement;

     (o) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock or partnership interests of Sellers;

     (p) Any repurchase, redemption or other acquisition by Seller of any outstanding shares of capital stock or other securities of, or other ownership interests in, Seller;

     (q) Any amendment of any term of any outstanding securities or equity of any Seller;

     (r) Any material reduction in the amounts of coverages provided by existing casualty and liability insurance policies with respect to the business of Sellers;

     (s) Any new or amendment to or alteration of any existing bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Sellers which would result in a material increase in cost to Sellers; or

     (t)  Any commitment by Sellers or Founder to any of the foregoing.

SECTION 2.22  NO BROKER

     No agent or broker or other person acting pursuant to authority of Sellers or Founder is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 2.23  OFFICERS AND DIRECTORS

     The officers and directors and partners of Sellers are as listed in
Schedule 2.23 attached hereto.
-------------

SECTION 2.24  BOARD OF DIRECTORS AND STOCKHOLDER APPROVAL

     The Board of Directors and Stockholders of GP and DMC have duly authorized the execution, delivery and performance of this Agreement.

     The execution, delivery and performance of this Agreement has been duly authorized by SSDC and its partners.

SECTION 2.25  TRADE NAMES

     Schedule 2.25 hereto sets forth all business names and addresses used by
     -------------
Sellers within the past five (5) years.  Except as set forth in Schedule 2.25,
                                                                -------------
the Sellers have always conducted their respective businesses only under their proper names. Except as set forth in Schedule 2.25, Sellers have never operated
                                      -------------
under or used an assumed or fictitious name. Sellers have not received notice that the manner in which they conduct their respective businesses conflicts with any rights of third parties to trade names, trademarks, trademark applications, trademark registrations, trademark licenses and sublicenses, service marks, service mark applications, service mark registrations, service mark licenses and sublicenses, copyrights, copyright applications, copyright registrations, copyright licenses and sublicenses, patents, patent applications and patent licenses and sublicenses. To the best of Seller's and Founder's knowledge, Purchaser's use of the marks "SSDC" and "DSI" will not subject Purchaser to any claim from third parties.

     Sellers shall not use any other business name or address from the date of this Agreement through the Closing Date. Schedule 2.25 also contains (i) all
                                          -------------
locations (including county and judicial districts) of the Subject Assets and Sellers' places of business and chief executive offices.

SECTION 2.26  ARMS LENGTH TRANSACTIONS

     All transactions by the Sellers with outside parties have been conducted on an arms length basis, and the directors, stockholders and officers and partners of Sellers (including their immediate family and their affiliates) have not since January 1, 1990 had any material direct or indirect ownership of or a profit participation in any outside business enterprises with which the Sellers had significant purchases, sales, or business dealings.

SECTION 2.27  OTHER LIABILITIES OF SELLER

     Sellers shall retain all of their liabilities other than the Assumed Liabilities (the "Retained Liabilities"). Sellers and Founder represent and warrant that Schedule 2.27 attached hereto contains a list of all Retained
             -------------
Liabilities. Sellers shall apply the Purchase Price to payment of the Retained Liabilities so that all liabilities of Sellers to their creditors (other than the Assumed Liabilities) shall have been discharged. Purchaser shall have no liability whatsoever for any of the Retained Liabilities.

SECTION 2.28  DISCLOSURE; EFFECT OF TRANSACTION

     Neither this Agreement nor any statement, list or certificate furnished or to be furnished by Sellers or Founder or their representatives to Purchaser or CORE pursuant hereto or in connection with this Agreement or any of the transactions hereby contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading. To the best of Sellers' and Founder's knowledge, there is no fact regarding Sellers or Founder or their respective prospects which CORE or Purchaser would reasonably consider material in making a decision with respect to the purchase of the Subject Assets which has not been disclosed to CORE or Purchaser in this Agreement including the Exhibits hereto.

     No creditor, employee, consultant, client or other customer or other person having a material business relationship with Sellers has informed Sellers that, or to the knowledge of Sellers or Founder, such person or entity intends to change the relationship because of the purchase and sale of the Subject Assets as contemplated hereby, which change would have a material adverse effect on Business.

SECTION 2.29 SUPPLEMENTAL DISCLOSURE

     In addition to Sellers' and Founder's obligations under Section 1.7 hereof, prior to and through Closing Seller and Founder shall have the continuing obligation promptly to supplement or amend the Schedules hereto with respect to any material matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless expressly so agreed to in writing by Purchaser and CORE.

SECTION 2.30  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of Sellers and Founder contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.

SECTION 2.31  SURVIVAL OF REPRESENTATIONS

     The representations and warranties of the Sellers and Founder contained in this Agreement and any Ancillary Documents shall survive the Closing hereunder for a period of five (5) years from the Closing Date, notwithstanding any investigation which may be made by or on behalf of Purchaser or CORE. Notwithstanding the five year limitation to the representations and warranties of Sellers and Founders in the prior sentence, without limitation as to time, in no event shall Purchaser's liabilities assumed from Sellers or Founder exceed the Assumed Liabilities listed in Schedule 1.2.
                                  ------------

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CORE

     CORE hereby represents and warrants to Sellers and Founder that:

SECTION 3.1  ORGANIZATION

     CORE is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; and has, and on the Closing Date will have, the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it. CORE is qualified as a foreign corporation in all states and jurisdictions in which such qualification is required, except where the lack of such qualification would not materially and adversely affect the ability to do business or financial condition of CORE.

     A complete and correct copy of the Articles of Organization and all amendments thereto and the Bylaws of CORE have been made available to Sellers and Founder.

SECTION 3.2  AUTHORIZATION OF TRANSACTION

     CORE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is valid, binding and enforceable against CORE in accordance with its terms.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will (a) contravene or conflict with the articles of organization or by-laws of CORE, (b) constitute any violation or breach of any material provision of any material contract or other instrument to which CORE is a party; (c) constitute any violation or breach of any order, writ, judgment, injunction, decree, statute, rule or regulation, (d) conflict with, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any material agreement, contract or other instrument binding upon CORE.

     The execution, any delivery and performance by CORE of this Agreement and the consummation of the transactions by CORE require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

SECTION 3.3  BROKER

     No agent or broker or other person acting pursuant to authority of CORE is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 3.4 BOARD OF DIRECTORS APPROVAL

     The Board of Directors of CORE has duly authorized the execution and delivery and performance of this Agreement by CORE.

SECTION 3.5  CORE SEC FILINGS

     CORE has since October 18, 1991 filed all proxy statements, schedules and reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act (collectively the "CORE SEC Filings").

     CORE has made available to Sellers and Founder: its annual report on Form 10-K for its fiscal year ended December 31, 1996, its quarterly report on Form 10-Q for its fiscal quarter ended March 30, 1997: its proxy statements relating to meeting of the stockholders of CORE to be held on June 25, 1997.

SECTION 3.6  DISCLOSURE

     Neither this Agreement nor any statement, list or certificate furnished or to be furnished, to Founder or Sellers by or on behalf of CORE pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances on which they are made, not misleading.

SECTION 3.7  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of CORE contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.

SECTION 3.9 POST-CLOSING FINANCING

     Following the Closing, CORE shall finance the operations of Purchaser as CORE, in its reasonable discretion deems appropriate.

SECTION 3.10  SURVIVAL OF REPRESENTATIONS

     The representations and warranties of CORE contained in this Agreement and any Ancillary Documents shall survive the Closing hereunder for a period of five
(5) years from the Closing Date, notwithstanding any investigation which may be made by or on behalf of Sellers or Purchaser.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers and Founder that:

SECTION 4.1  ORGANIZATION

     Purchaser is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the Delaware; and has, and on the Closing Date will have, the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it. Purchaser is qualified as a foreign corporation in all states and jurisdictions in which such qualification is required, except where the lack of such qualification would not materially and adversely affect the ability to do business or financial condition of Purchaser.

     A complete and correct copy of the Certificate of Incorporation and the Bylaws of Purchaser has been made available to Sellers and Founder.

SECTION 4.2  AUTHORIZATION OF TRANSACTION

     Purchaser has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof, and this Agreement is valid, binding and enforceable against Purchaser in accordance with its terms.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will (a) contravene or conflict with the certificate of incorporation or by-laws of Purchaser, (b) constitute any violation or breach of any material provision of any material contract or other instrument to which Purchaser is a party; (c) constitute any violation or breach of any order, writ, judgment, injunction, decree, statute, rule or regulation,
(d) conflict with, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any material agreement, contract or other instrument binding upon Purchaser.

     The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions by Purchaser require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

SECTION 4.3  BROKER

     No agent or broker or other person acting pursuant to authority of Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 4.4 BOARD OF DIRECTORS APPROVAL

     The Board of Directors of Purchaser has duly authorized the execution and delivery and performance of this Agreement and the ancillary agreements by Purchaser.

SECTION 4.5  DISCLOSURE

     Neither this Agreement nor any statement, lists or certificate furnished or to be furnished to Sellers by or on behalf of Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances on which they are made, not misleading.

SECTION 4.6  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of Purchaser contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.

SECTION 4.7  SURVIVAL OF REPRESENTATIONS

     The representations and warranties of Purchaser contained in this Agreement and any Ancillary Documents shall survive the Closing hereunder for a period of five (5) years from the Closing Date, notwithstanding any investigation which may be made by or on behalf of Sellers or Purchaser.

                                   ARTICLE V

                 ADDITIONAL AGREEMENTS OF SELLERS AND FOUNDER

     Sellers and Founder each, jointly and severally, covenants and agrees as follows:

SECTION 5.1 OPERATION OF BUSINESS

     Each Seller will each, subsequent to the date hereof and prior to the Closing Date:

     (a) continue in all material respects to conduct its business, maintain its assets, carry on its business practices and keep its books of account, records and files in the ordinary course;

     (b) use its reasonable best efforts to preserve the good will of its suppliers and customers and others having business relations with it;

     (c) use its reasonable best efforts to continue the employment of key personnel (except as otherwise permitted by Purchaser in writing);

     (d) pay and perform all of its debts, obligations and liabilities as and when due under all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof; and

     (e) comply in all material respects with all laws and/or other governmental regulations that may be applicable to its business.

SECTION 5.2  NEGATIVE COVENANTS

     Each Seller will not, pending the Closing, without the express written consent of Purchaser,

     (a) enter into any leases, agreements, contracts or other commitments, whether written or oral, other than commitments for the purchase of inventory or supplies or for the furnishing of services, in each case entered into in the ordinary and regular course of such entity's business and not of unusual size or duration;

     (b) make any change in its corporate charter, bylaws, partnership agreement or other organizational agreements and documents;

     (c) sell, assign, lease or otherwise transfer or dispose of or encumber any property (real or personal) or equipment, except for replacement of any worn-out equipment in the ordinary and usual course of business;

     (d)  merge or consolidate with or into any other corporation or entity;

     (e) grant any options, warrants or other rights to purchase or obtain any of its capital stock, partnership interests or equity or issue, sell or otherwise dispose of any of its capital stock, partnership interests or equity (except upon the conversion or exercise of options, warrants, and other rights currently outstanding;

     (f) declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, partnership interests or equity interests;

     (g) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

     (h) make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity;

     (i) make any change in employment terms for any of its directors, officers, partners and employees (except as otherwise permitted by Purchaser in writing);

     (j) conduct its business or take any other action otherwise than in the ordinary and usual course of business; or

     (k)  incur any additional indebtedness for borrowed money;

     (l) amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, partnership interests or equity interests;

     (m)  agree or commit to any of the foregoing.

SECTION 5.3  NO BREACHES OF REPRESENTATIONS AND WARRANTIES

     Sellers and Founder will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations and warranties of Sellers or Founder set forth herein. Sellers and Founder will, in the event of, and promptly after the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations and warranties of Sellers or Founder set forth herein, give detailed notice to CORE; and Sellers and Founder will use their best efforts to prevent or promptly to remedy such breach.

SECTION 5.4 FORM 8-K

     Sellers and Founder each agree to provide information to CORE and otherwise assist CORE with respect to disclosures concerning Sellers to be included in the Form 8-K to be filed by CORE with the Securities and Exchange Commission following the Closing of the transaction described in this Agreement.

SECTION 5.5  ACCESS TO INFORMATION

     Sellers and Founder will give to CORE and its representatives, from and after the date of execution of this Agreement full access during normal business hours to all of the properties, books, contracts, documents and records of Sellers, and will furnish to CORE and its representatives all additional financial statements, all information with respect to its business affairs, and copies of all relevant contracts and other documents, which CORE may reasonably request.

SECTION 5.6  RELEASES AND ACKNOWLEDGMENT OF EMPLOYEES

     Except as provided in Section 9.19, Sellers will deliver or cause to be delivered to Purchaser at the Closing (i) the certificate of each officer, director, partner and key employee of each Seller that he or she has no claims of any kind against Sellers or Founder, except for his or her unpaid salary with respect to the month in which the Closing occurs accrued to the Closing, and stating the amount thereof; and (ii) CORE shall have received from each Continuing Employee and key consultant of Sellers a binding agreement, in form acceptable to CORE, which sets forth an acknowledgement of CORE's policies concerning non-disclosure and an acknowledgment of CORE's ownership of the intellectual property of Sellers being transferred to CORE.

SECTION 5.7   MAINTAIN BUSINESS ORGANIZATION

     Sellers will use their best efforts until the Closing to preserve its business organization intact, and to preserve the relationships of Sellers with employees, suppliers, customers, landlords, and others, all to the end that the going business of Sellers will be unimpaired at the Time of Closing.

SECTION 5.8   FINANCIAL STATEMENT ITEMS

     Sellers shall operate the business of Sellers so that as of the Closing Date, the Sellers' cash and accounts receivable minus the Assumed Liabilities (as each is set forth on a properly prepared Closing Balance Sheet) is greater than zero (the "Minimum Cash and A/R Account").

SECTION 5.9   MAINTAIN INSURANCE AND PROPERTIES

     Sellers will use their best efforts to cause the existing liability and property damage, fire, casualty and other insurance of Sellers described in
Schedule 2.9 to be continued in force up to and through the Time of Closing.
------------

     Sellers will each maintain its properties and operations in good repair and operating conditions until the Time of each Closing.

SECTION 5.10  EXCLUSIVITY

     Neither Founder nor any Seller nor any of their respective officers, directors, employees, partners, stockholders, agents, affiliates or representatives will (i) solicit, initiate, or encourage the submission of any proposal or offer relating to the acquisition of any capital stock, equity interest, partnership interest or other voting securities, or any substantial portion of the assets of any Seller or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. Additionally, Sellers and Founder will notify CORE immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 5.11  NOTICE OF DEVELOPMENTS

     Founder and Sellers will give prompt written notice to CORE of any development causing a breach or impending breach of any of the representations and warranties of Founder or Sellers in this Agreement. No disclosure by Founder or Sellers pursuant to this Section 5.11, however, shall be deemed to amend or supplement the disclosure schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

SECTION 5.12 MONTHLY FINANCIAL STATEMENTS; AUDITED FINANCIAL STATEMENTS

     (a)  Monthly Financial Statements.  Upon Purchaser's request, Sellers shall
          ----------------------------
deliver to CORE a balance sheet and related statements of income and retained earnings and cash flows for the interim period ending at the end of the prior month, which financial statements shall not reflect any material adverse change in the financial condition or liabilities of Sellers. Such financial statements, when delivered to CORE, shall be in accordance with the books and records of Sellers, will be complete and correct in all material respects and fairly present the financial position of Sellers as of dates therein indicated and the results of the operations of Sellers for the periods so ended (subject to normal year end adjustments in the case of any interim financial statements for which full year financial statements have been delivered), all in conformity with GAAP.

     (b)  Audited Financial Statements.  On or before June 20, 1997, Sellers
          ----------------------------
shall deliver to CORE financial statements of Sellers audited by Correll-Porvin Associates for the three years ended December 31, 1996 and audited statements of operations and cash flows for the same years and any other period deemed necessary or appropriate by CORE in connection with CORE's disclosure obligations under the federal securities laws (the "Audited Financial Statements"). Such Audited Financial Statements shall be substantially similar to the unaudited financial statements of Sellers set forth in Exhibit 2.4 hereof
                                                              -----------
for the same periods and include Seller's independent auditors' opinion in a form satisfactory to CORE. Without limiting the generality of the foregoing, the Audited Financial Statements shall not be substantially similar to the unaudited financial statements of Sellers if for any period revenues or net income vary by more than 5%.

SECTION 5.13 BULK SALES LAW

     Sellers and Founder shall, jointly and severally, indemnify and hold Purchaser and CORE harmless from any loss, cost or liability (including reasonable attorney's fees) incurred by Purchaser or CORE as a result of non-compliance with any applicable bulk sales law, fraudulent conveyance law or similar law with respect to the transactions contemplated herein.

SECTION 5.14 NAME CHANGE

     At the request of Purchaser, including a request made after the Closing, each Seller shall change its name to a name that does not contain any reference to "SSDC" or "Social Security Disability Consultants" or any derivatives thereof.

SECTION 5.15 DIAMOND ENTERTAINMENT ASSETS

     At Closing, Founder and Sellers shall cause Diamond Entertainment, Inc., a Michigan corporation in which Founder is the sole stockholder ("DE"), to enter into an agreement with

Purchaser, in a form acceptable to Purchaser and Sellers, which provides for Purchaser's use of DE's suite at the Palace of Auburn Hills for appropriate consideration. Founder and each Seller, jointly and severally, represent and warrant that DE's license for the suite in the Palace at Auburn Hills is the sole asset of DE.

SECTION 5.16  NON-COMPETITION; NON-SOLICITATION

     Founder and each Seller hereby agrees that, from and after the Closing Date through the "Covenant End Date" (as defined below) none of them shall (a) serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm, entity or business or corporation engaged in the business presently being conducted by a Seller (or any business related thereto) within the United States; (b) solicit or attempt to solicit, or accept business from, any entity which is a client or customer of CORE, Purchaser, any Seller (including CORE's subsidiaries) or which at any time during the twelve month period prior to the Closing Date, was a client or customer of any of the Business, for the purpose of doing business with such client or customer in competition with Purchaser or CORE (including CORE's subsidiaries) (for the purpose of this covenant, the clients and customers of Purchaser shall include those entities with which Sellers had held discussions or negotiations concerning the Business within the twelve month period prior to the Closing
Date), or (c) solicit, attempt to hire, or hire any employee or consultant of Purchaser (including Continuing Employees) or CORE (including CORE's subsidiaries), or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant or Purchaser (including Continuing Employees) or CORE (including CORE's subsidiaries) to terminate his or her relationship with Purchaser or CORE.

     For purposes of this Agreement, "Covenant End Date" shall mean the date ending one year after R. Gary Dolenga's termination of employment with Purchaser (or any of Purchaser's affiliated corporations) for any reason but not later than July 1, 2000.

     It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that CORE and Purchaser shall be entitled to any other remedy permitted by law. In the event that this Section shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Nothing herein contained shall prevent Founder or any Seller from holding or making an investment in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section.

SECTION 5.17  BEST EFFORTS

     Sellers and Founder each will use their best efforts to effectuate the transactions hereby contemplated, to perform all the covenants and agreements contained herein and to fulfill the conditions of CORE's obligations under this Agreement.

                                  ARTICLE VI

                  ADDITIONAL AGREEMENTS OF CORE AND PURCHASER

SECTION 6.1  EMPLOYMENT ARRANGEMENTS AND EMPLOYEE BENEFITS
----------------------------------------------------------

     (a)  Purchaser intends to offer employment, commencing as of the
Closing Date, at substantially the same wages, salary, benefits, hours and conditions in effect immediately prior to the Closing, to all employees listed on Schedule 2.12 with such changes in the ordinary course of business of which
   -------------
any Seller notifies Purchaser (other than those employees listed on Schedule 6.1
                                                                    ------------
including Purchaser's revisions to Schedule 6.1 at or prior to Closing);
                                   ------------
provided, however, Purchaser reserves the right to make changes to such wages, salary, benefits, hours and conditions. Those employees who shall accept said offer of employment with Purchaser and who shall actually commence active employment with Purchaser shall collectively be referred to as the "Continuing Employees."

     Notwithstanding the foregoing, and without breaching the foregoing, Purchaser reserves the right to review staffing levels, wages, benefits and conditions of employment after the Closing, and to make appropriate changes, if in its judgment such changes are necessary in light of then existing business conditions.

     (b) Unless expressly listed as an Assumed Liability, Sellers shall retain responsibility for any hospital, medical, dental, life insurance, disability, workers' compensation and other employee welfare benefit plan premiums due and payable for coverage prior to the Closing Date. Hospital, medical, dental, life insurance, disability, workers' compensation and other employee welfare benefit plans listed on Schedule 2.13 for which premiums will be accrued and payable for
                -------------
coverage of the Continuing Employees on or after the Closing Date shall be the responsibility of Purchaser. Unless expressly listed as an Assumed Liability on
Schedule 1.2, Sellers shall remain responsible for paying all unpaid vacation, sick-leave or other time-off pay accrued by all employees through the Closing Date.

     (c) Unless expressly listed as an Assumed Liability on Schedule 1.2, Sellers shall pay to all Continuing Employees all benefits accrued to such employees prior to the Closing Date (including, without limitation, vacation pay and time-off pay) as soon as practicable after Closing, but in no event more than 14 days after Closing.

     (d) At closing CORE shall grant Incentive Stock Options for 140,000 shares of CORE Common Stock to Continuing Employees (the "SSDC Employee ISOs"). Allocation of the options among Continuing Employees shall be as mutually agreed between CORE, Founder and Sellers. The documentation evidencing the SSDC Employee ISOs shall be in the form substantially similar to the form used for CORE employees, except the Incentive Stock Option Agreement will provide for full accelerated vesting upon death, disability or retirement of the employee.

     At the end of each calendar quarter of each year, provided Founder is an employee of Purchaser, CORE shall grant to Founder incentive stock options for the purchase of CORE Common Stock (with an exercise price equal to the stock's then current fair market value, a five year vesting schedule, including 20% vesting at grant and a 5 year term) in an amount equal to the number of SSDC Employee ISOs terminated, without exercise, during the prior calendar quarter.

     (e) No provision of this Section 6.1 shall create any third-party-beneficiary rights in any employee or former employee (including any beneficiary thereof) of any Seller or Purchaser.

SECTION 6.2  ACCOUNTS RECEIVABLE; CASH AND A/R ACCOUNT

     For the purposes of this Agreement "Cash and A/R Account" shall consist of cash, cash equivalents and accounts receivable (net of reserves) of Sellers transferred to Purchaser at Closing. Founder and Sellers agree that the amount of the Cash and A/R Account transferred to Purchaser at Closing shall be equal to the amount of Assumed Liabilities as such liabilities would be set forth on a properly prepared balance sheet. Cash and accounts receivable of Sellers in excess of the Cash and A/R Account required to satisfy the preceding sentence shall be retained by Sellers.

SECTION 6.3  NO BREACHES OF REPRESENTATIONS AND WARRANTIES

     Between the date hereof and Closing, CORE will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations and warranties of CORE set forth herein. CORE will, in the event of, and promptly after the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations and warranties of CORE set forth herein, give detailed notice to Sellers; and CORE will use its reasonable best efforts to prevent or promptly to remedy such breach.

SECTION 6.4  BEST EFFORTS

     CORE will use its reasonable best efforts to effectuate the transactions hereby contemplated, to perform all the covenants and agreements contained herein, and to fulfill the conditions of CORE's obligations under this Agreement.

                                  ARTICLE VII

                     INDEMNITY BY THE SELLERS AND FOUNDER

SECTION 7.1  INDEMNIFICATION

     Each Seller and Founder, jointly and severally, hereby agree to indemnify, defend, save and hold CORE and Purchaser harmless from and against, and will reimburse CORE and its subsidiaries or Purchaser, and any person serving as officers, directors, agents, counsel or employees thereof, as the case may be, for all losses, liabilities, costs, damages, assessments, taxes, judgments, deficiencies, and expenses of any nature whatsoever (including reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) incurred by CORE or Purchaser which shall arise out of or result from or constitute any breach of any representation, warranty, covenant, or agreement of any Seller or Founder in this Agreement, or in any certificate, schedule or exhibit delivered pursuant hereto, and for any undisclosed liabilities of any Seller or Founder incurred prior to the Closing Date. Each Seller and Founder hereby releases every other Seller and Founder from any obligation of contribution, indemnity or the like relating to any claims under this Article.

     The amount of the indemnity to which CORE and Purchaser shall be entitled hereunder shall be measured by the sum of (a) the amount of cash required to restore the circumstances or condition which constitutes the breach of any such representation, warranty, covenant or agreement or non-fulfillment of any such obligation to what it would have been on the Closing Date had such breach or non-fulfillment not occurred and (b) all reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding relating thereto.

SECTION 7.2  DETERMINATION OF LIABILITY

     In the event that at any time or from time to time, CORE shall determine that it or Purchaser is entitled to indemnification under Section 7.1 hereof, it shall give written notice to the Sellers and Founder specifying the cause, the amount of such claim and the 20 day objection period described in the next sentence. Sellers or Founder may object to the claim by delivering written notice thereof to CORE within twenty (20) days after receipt of CORE's written notice. Failure on the part of Sellers or Founder so to object shall constitute an acceptance of the CORE's claim and if the amount to which CORE or Purchaser is entitled is not paid by Sellers or Founder within ten (10) days of such determination, then CORE shall have the right to satisfy all or part of such indemnification obligations of Seller by offset against the Additional Purchase Price. In the event such claim exceeds the amount of the Additional Purchase Price, or the Additional Purchase Price has previously been paid, or the Additional Purchase Price is otherwise insufficient to fully satisfy such claim, Founder and Sellers shall be jointly and severally liable to CORE and Purchase for payment of such claim.

     In the event that Sellers or Founder shall so object and CORE and Sellers or Founder shall fail to reach an agreement as to the entitlement of CORE or Purchaser to indemnification or the amount thereof within sixty (60) days after the written notice by Sellers or Founder objecting to the claim, then so much of the matter as may be in dispute shall be submitted to the American Arbitration Association in Orange County, California for settlement in accordance with its rules, and the decision as to the disputed matter rendered by the arbitrator or arbitrators shall be binding on all parties to this Agreement. CORE, Purchaser, Sellers and Founder shall act upon such award in like manner as though it constituted an agreement reached between the parties. CORE or Purchaser, on one hand, and Seller and Founder on the other hand, shall each bear the cost of their respective expenses and shall each pay fifty percent (50%) of the arbitrators' charges.

SECTION 7.3 DEFENSE OF CLAIMS

     After receipt by CORE or Purchaser of notice of the existence of any claim made or threatened by a third party, to which the indemnification obligations hereunder apply, CORE shall give written notice thereof to Founder and Sellers, but the omission to so notify Founder and Sellers will not relieve Founder and Sellers from any liability except to the extent that Founder and Sellers shall have been materially prejudiced as a result of the failure in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within ten (10) days after receiving such notice, Founder or any Seller gives written notice to CORE stating that he or it disputes and intends to defend against such claim at Founder or Seller's own cost and expense (subject to the consent of CORE which consent shall not be unreasonably withheld but which consent may be conditional upon bonding or other evidence of ability to pay upon a judgment) provided Seller's or Founder's counsel in such defense is acceptable to CORE, then CORE shall make no payment on such claim as long as Seller is conducting a good faith and diligent defense. Notwithstanding anything herein to the contrary, CORE and Purchaser shall at all times have the right to fully participate in such defense at CORE's and Purchaser's own expense directly or through counsel; provided, however, if the named parties to the action include both (i) any Seller or Founder and (ii) Purchaser or CORE and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of one separate counsel for CORE or Purchaser shall be paid by Founder and Sellers. If no timely notice of intent to dispute and defend is given by any Seller or Founder, or if such diligent good faith defense is not being or ceases to be conducted, after written notice to Founder and Sellers and the failure of any Seller to initiate or conduct such a defense within ten (10) days after such notice, CORE, at the expense of Founder and Sellers, shall undertake the defense of such claim, liability or expense, and shall have the right to compromise or settle the same. If such claim, liability or expense is one that by its nature cannot be defended solely by a Founder or Seller then CORE and Purchaser shall make available all information and assistance that Founder or Sellers may reasonably request and shall cooperate with the Founder or Sellers in such defense provided, Founder or Sellers shall reimburse CORE and Purchaser for their costs and expenses in providing such assistance.

SECTION 7.4 RECOURSE TO SELLERS AND FOUNDER

     Any amounts offset against the Additional Purchase Price shall in no way limit CORE's or Purchaser's rights in law or equity to recover from Founder and Sellers in respect of any claims of CORE or Purchaser not fully satisfied by such offsets.

SECTION 7.5  NOTIFICATION

     To simplify notification and communications pursuant to this Article VII, each Seller hereby appoints Founder to act as its agent and attorney-in-fact to receive and deliver notices under this Article VII and to negotiate settlements on its behalf. Accordingly, a notice by CORE or Purchaser to either Founder or to any Seller shall be deemed to be a notice to each of Founder and all Sellers. Similarly, an instruction notice, waiver or objection from either Founder or any Seller shall be deemed to be an instruction, notice, waiver or objection from each of Founder and all Sellers.

                                 ARTICLE VIII

               CONDITIONS TO OBLIGATIONS OF SELLERS AND FOUNDER

     The obligations of Sellers and Founder to consummate the transactions contemplated by this Agreement on the terms and conditions contained herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by Founder or Sellers but only in a writing signed by Sellers and Founder:

SECTION 8.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of CORE and Purchaser contained in this Agreement expressly made as of the Closing Date shall be true at and as of the Closing Date in all material respects, and all of the other representations and warranties contained shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

SECTION 8.2  COMPLIANCE BY CORE AND PURCHASER

     CORE and Purchaser shall have performed and complied with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

SECTION 8.3  CLOSING CERTIFICATES

     Seller shall have received certificates of CORE and Purchaser executed by the President and Chief Financial Officer of each corporation dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Article VIII and such other evidence with respect to the fulfillment of any said conditions as Seller may reasonably request upon reasonable prior notice.

SECTION 8.4  LEGAL OPINION

     Seller shall have received an opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel for CORE and Purchaser, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Seller substantially to the effect as set forth on Exhibit F.
                     ---------

     Such opinion shall cover such related matters as Seller may reasonably require, and may contain customary assumptions and exceptions.

SECTION 8.5  CERTIFIED RESOLUTIONS

     CORE and Purchaser shall have furnished to Seller certified resolutions and resolutions of their respective Boards of Directors duly and legally authorizing the execution, performance of this Agreement by CORE, and such other documentation as Seller shall reasonably request.

                                  ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF CORE AND PURCHASER

     The obligations of CORE and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by CORE and Purchaser but only in a writing signed by CORE and Purchaser:

SECTION 9.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Sellers and Founder contained in this Agreement expressly made as of the Closing Date, and all of the other representations and warranties of

Sellers and Founder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

SECTION 9.2  COMPLIANCE BY SELLER AND FOUNDER

     Sellers and Founder shall have performed and complied with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with prior to or at the Closing Date.

SECTION 9.3  CLOSING CERTIFICATE

     CORE shall have received a certificate of each Seller executed by the President (or Chief Executive Officer) and Chief Financial Officer of Seller and dated the Closing Date, and from Founder, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 9.1 and 9.2 of this
Article IX; and such other evidence with respect to the fulfillment of any said conditions as CORE may reasonably request upon reasonable prior notice.

SECTION 9.4  LEGAL OPINION

     CORE and Purchaser shall have received an opinion of James D. White, counsel for Sellers and Founder, dated the Closing Date, reasonably satisfactory in form and substance to counsel for CORE, substantially to the effect as set forth on Exhibit E.
         ---------

     Such opinion shall cover such related matters, as CORE or Purchaser may reasonably require, and may contain customary assumptions and exceptions.

SECTION 9.5  CERTIFIED RESOLUTIONS AND VOTES

     GP and DMC shall have furnished CORE with certified resolutions and votes of their respective Board of Directors and stockholders duly and legally authorizing the execution and performance of this Agreement by GP and DMC, and such other documentation as CORE shall reasonably request.

     SSDC shall have furnished CORE with documentation evidencing authorization of the execution and performance of this Agreement by SSDC, and such other documentation as CORE shall reasonably request.

SECTION 9.6  NO LITIGATION

     Between the date of this Agreement and the Closing Date, no suit or action or legal, administrative, arbitration or other proceeding shall have been instituted, or threatened, against any Seller or Founder or which might adversely affect the financial condition of any Seller or the conduct of Sellers' Business.

SECTION 9.7  PRESERVATION OF BUSINESS

     The going business of Sellers and their business organizations and personnel shall have been substantially preserved intact and shall not have been materially impaired. Between the date of this Agreement and the Closing Date, the key employees of Sellers shall have continued in the employ of Sellers, Sellers shall not have discontinued any lines of business or changed in any material respect the nature of its business from those existing on the date hereof. There shall have been no material adverse change in Sellers since December 31, 1996.

SECTION 9.8  RELATIONSHIPS WITH CUSTOMERS

     The relations of Sellers with their customers, suppliers, landlords and others shall have been substantially preserved intact and not materially impaired.

SECTION 9.9  ADDITIONAL DOCUMENTATION; MONTHLY FINANCIAL STATEMENTS

     Sellers and Founder shall have provided CORE with such additional documentation as CORE shall reasonably request.

     CORE shall have received the monthly financial statements and the Audited Financial Statements of Sellers as described in Section 4.12 hereof.

SECTION 9.10  CORPORATE AND OTHER RECORDS

     There shall have been delivered to CORE the books and records of Sellers as described in Section 1.1(j).

SECTION 9.11  MAINTENANCE OF ASSETS

     At the Closing, Sellers shall have good and marketable title to all of the Subject Assets, including personal property, real estate, intellectual property, free and clear of all liens, mortgages, pledges and encumbrances. The properties, machinery and equipment of Sellers shall have been maintained in good repair and operating condition, ordinary wear and tear excepted.

SECTION 9.12  EMPLOYMENT AGREEMENT; RELEASES AND ACKNOWLEDGMENTS OF EMPLOYEES

     Founder shall have executed an Employment Agreement with Purchaser in substantially the form annexed hereto as Exhibit G.
                                         ---------

     Except as otherwise provided in Section 9.19, CORE shall have received from all Continuing Employees the releases and acknowledgements described in
Section 5.6.

SECTION 9.13  NON-COMPETITION AGREEMENTS

     Except as otherwise provided in Section 9.19, each of the persons listed on Schedule 9.13 shall have executed a Non-Competition Agreement with
          -------------
CORE in substantially the form annexed hereto as Exhibit H, pursuant to which
                                                 ---------
such persons will agree not to engage in competition with the business of Seller purchased by Purchaser or any business of CORE and its affiliated corporations within the geographical area of the United States for the period of time stated therein.

SECTION 9.14  CONSENTS

     Sellers shall have (i) delivered to CORE and Purchaser all consents of third parties required by any and all agreements or documents to which any Seller is a party or bound, in order to give effect to the transactions contemplated hereby or (ii) established arrangements acceptable to Purchaser, in its sole discretion, as described in Section 1.8. Without limiting the generality of the foregoing, to the extent required or requested by CORE and Purchaser, such consents shall include consents of (i) the parties to the contracts and agreement listed on Schedule 2.10; (ii) except as otherwise
                                  -------------
provided in Section 9.19, the employees or consultants with whom Seller has contracts or agreements; and (iii) landlord of the Real Estate Lease. There shall have been delivered to CORE all assignments, deeds, bills of sale, insurance policies, contracts, leases, franchises, permits and all other documents pertaining to the Subject Assets.

SECTION 9.15  PROCEEDINGS

     All corporate or other proceedings taken or required to be taken in connection with the transactions contemplated hereby at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to CORE and its counsel.

SECTION  9.16  FINANCIAL STATEMENT ITEMS; CASH PURCHASE PRICE ADJUSTMENT

     (a) On the Closing Date, the financial statement items set forth in Section
5.8 shall have been maintained and satisfied.

     (b) Purchase Price Adjustments at Closing.  In the event the financial
         -------------------------------------
statement items set forth in Section 5.8 hereof are not satisfied as evidenced by the most recent unaudited balance sheets of Sellers provided to CORE pursuant to Section 5.12 hereof, at CORE's option, CORE may elect to consummate the transaction upon payment from Sellers of an amount equal to the deficiency in the Minimum Cash and A/R Account.

     (c) Post-Closing Purchase Price Adjustment.  Notwithstanding whether
         --------------------------------------
or not the Purchase Price Adjustment in Section 9.16(b) has been made, within 90 days of the Closing Date or as soon thereafter as reasonably practicable, Purchaser shall prepare and deliver to the Founder and Sellers a balance sheet for Purchaser and Sellers as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP.

     If the Closing Balance Sheet indicates that the financial conditions set forth in Section 5.8 were not satisfied at Closing, the Founders and Sellers shall immediately pay to CORE an amount equal to the deficiency in the Minimum Cash and A/R Account.

     Any adjustments made pursuant to this Section 9.16(c), shall be equitably adjusted to reflect any adjustments made pursuant to Section 9.16(b).

SECTION 9.17  GOVERNMENTAL CONSENT AND APPROVALS; STATUTES, LICENSES, PERMITS,
ETC.

     All statutory requirements for the valid consummation of the transaction described in this Agreement shall have been complied with, including the receipt of all required authorizations, consents and approvals of federal and state governmental agencies. No statute, rule, regulations, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the transaction described in this Agreement.

     Purchaser shall have received or have been granted any and all necessary certificates, licenses, permits authorities and franchises by the appropriate local, state and federal government agencies in order for Purchaser to conduct the Business (the "Permits and Licenses") Seller and Founder shall cooperate and employ their best effort to assist Buyer in receiving the Permits and Licenses.

SECTION 9.18 DUE DILIGENCE; SCHEDULES

     In addition to the delivery and acceptance of the Schedules described in
Section 1.7, and CORE's acceptance of a procedure for transfer of contracts as described in Section 1.8, CORE and Purchaser shall have completed its due diligence investigation of the business of Sellers, including, without limitation, review of financial statements, assets, liabilities, products, services, inventory, methods of accounting, margins and financial and other business records and investigation of Sellers' customers and suppliers. In this connection, Sellers and Founder agree to make necessary information available and to authorize reasonable visits to Sellers' premises with such staff, consultants and experts as Purchaser deems necessary or desirable. Purchaser and CORE agree to coordinate closely all such activities with Sellers and to conduct any such inquiries with appropriate discretion and sensitivity to Sellers' relationships with its employees, customers and suppliers. Such due diligence shall include a valuation of all the assets and goodwill of Sellers and an allocation of the Purchase Price over such Assets including goodwill. A satisfactory conclusion, in the opinion of CORE (in its sole discretion), of this due diligence study is a condition to CORE and Purchaser consummating the transactions contemplated by this Agreement.

SECTION 9.19 POST-CLOSING MATTERS

     At the election of CORE and Purchaser, in lieu of delivery at Closing of consents, agreements and documents from employees or other third parties, CORE and Purchaser may permit Sellers and Founders to obtain and delivery such consents, agreements and documents immediately after the Closing. Sellers and Founder hereby represent and warrant to CORE and Purchaser that if the Closing occurs without delivery by Seller's and Founder of the consents, agreements and documents as described in Sections 5.6 and 9.13, then Sellers and Founders jointly and severally agree to indemnify Purchaser and CORE pursuant to Article VII hereof for the failure to deliver such consents, agreements or documents.


                                   ARTICLE X

                          TERMINATION OR ABANDONMENT

SECTION 10.1  TERMINATION OR ABANDONMENT

     This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Effective Date:

     a) by mutual consent of CORE, Purchaser, Founder and Sellers;

     b) by CORE if (i) any of the representations or warranties of Sellers or Founder contained herein shall have been untrue or incorrect in any material respect on the date hereof or (ii) any Seller or Founder shall be in material breach of any of its covenants, agreements or obligations hereunder and such breach shall continue uncured until the earlier of (x) the scheduled Closing Date, or (y) the third day following the receipt by the breaching party of notice thereof;

     c) by Founder or Sellers if (i) any of the representations or warranties of CORE or Purchaser contained herein shall have been untrue or incorrect in any material respect on the date hereof or (ii) CORE or Purchaser shall be in material breach of any of its covenants, agreements or obligations hereunder and such breach shall continue uncured until the earlier of (x) the scheduled Closing Date, or (y) the third day following the receipt by the breaching party of notice thereof;

     d) by either Founder, any Seller, Purchaser or CORE if, without fault of such terminating party, the Closing has not become effective by September 30, 1997, or such other date, if any, as Founder and CORE shall agree in writing upon;

     e) by CORE pursuant to Section 1.7 hereof or if the conditions set forth in
Section 9.18 (Due Diligence) have not been satisfied on or prior to the Closing Date;

     f) by CORE if the conditions set forth in Article IX hereof have not been satisfied on or prior to the Closing Date;

     g) by Founder or any Seller if the conditions set forth in Article VIII hereof have not been satisfied on or prior to the Closing Date.

SECTION 10.2  EFFECT OF TERMINATION OR ABANDONMENT

     In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall become void and have no effect without liability of any party to any other party except as set forth below, except the provisions of Section 11.10 (Expenses); Section 11.12 (Confidentiality; Press Releases and Public Announcements) and Section 10.3 (Arbitration re:
Termination), shall survive.

     In the event the parties hereto do not consummate the transactions described in this Agreement due to the breach of this Agreement by Sellers or Founders and on or before June 30, 1998, and any Seller (or any Seller's stockholders or partner) is involved in a merger, sale or transfer of a significant portion of any Seller's assets or stock or equity interests, directly or indirectly which is not related to R. Gary's Dolenga's death or disability (a "Significant Transaction"), then in such event, Founder and Sellers shall pay to CORE a fee of $1,000,000 immediately upon the occurrence of the Significant Transaction (such payment shall accrue interest at 15% per annum if not paid on the date of the Significant Transaction).

     All parties hereto agree that the $1,000,000 fee is reasonable in light of potential expenses and exposure of CORE and potential loss of the benefits of its bargain in connection with the proposed transaction described in this Agreement.

     Except for the fee related to a Significant Transaction as described above, which shall be the sole and exclusive remedy for breach of this Agreement, the parties hereto acknowledge that the Closing hereunder is subject to further due diligence and contingencies. Accordingly, the parties agree that no fee, penalty or other damages shall be due or payable for termination of this Agreement, with or without cause, by any party hereto.

     The parties to this Agreement acknowledge and each agree that it may be difficult, if not impossible, to accurately determine the amount of damages that may be incurred for a breach of this Agreement. Accordingly, the parties agree that the amounts payable (or not payable) and other rights granted under the circumstances described in this Article X are reasonable.

SECTION 10.3  ARBITRATION RE: TERMINATION

     If there is a dispute concerning termination pursuant to this Article X such dispute shall be immediately submitted to arbitration in Orange County, California before a panel of three arbitrators in accordance with the rules of the American Arbitration Association and the party electing to terminate this Agreement shall have the burden of proving its right to terminate. The arbitrators shall not have authority to change the amount of the payments or credits due hereunder. The decision of the arbitrators shall be final and binding upon all parties, and judgment upon the decision may be entered in any court of competent jurisdiction.

                                  ARTICLE XI

                              GENERAL PROVISIONS

SECTION 11.1  CONFIDENTIALITY

     CORE will use its reasonable best efforts to keep confidential any and all information furnished to it by Seller or its independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation conducted by CORE, except to the extent any such information may be generally available to the public; provided, however, that (i) any disclosure of such information may be made by CORE to the extent required by applicable law or regulation or judicial or regulatory process, and (ii) such information may be used by CORE as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any transaction contemplated hereby.

SECTION 11.2  CLOSING DOCUMENTS

     The parties will make every good faith effort to reach agreement as to the form of the documentation to be delivered in connection with the Closing hereunder, except as provided in Section 1.7, 1.8 and 9.18 concerning CORE and Purchaser's acceptance and review of Schedules and due diligence matters which remain in CORE's and Purchaser's sole discretion.

SECTION 11.3  NO THIRD PARTY BENEFICIARIES

     This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto.

SECTION 11.4  WAIVERS; BEST KNOWLEDGE

     Sellers, Founder, CORE or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by a duly authorized officer of the extending or waiving party.

SECTION 11.5  NOTICES

     Except as otherwise provided herein, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) on the third business day after deposit in a regularly maintained receptacle of the United Stated mail as registered or certified mail, return receipt requested, postage prepaid, (iii) one business day after deposit with a recognized national private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service, and
(b) addressed as follows:

       if to CORE or
       Purchaser to:             CORE, INC.
                                 18881 Von Karman Ave. - Suite 1750
                                 Irvine, CA 92612
                                 Attn:  George C. Carpenter IV, Chief Executive
                                 Officer
                                 Telephone:  (714) 442-2100
                                 Fax:  (714) 442-2102


       with a copy to:           Rich, May, Bilodeau & Flaherty, P.C.
                                 294 Washington Street
                                 Boston, Massachusetts  02108
                                 Attention:  Stephen M. Kane, Esq.
                                 Telephone:  (617) 482-1360
                                 Fax:  (617) 556-3889
       if to any Seller or
         Founder to:
                                 SSDC
                                 39500 Orchard Hill Place, Suite 350
                                 Novi, Michigan  48375-5373
                                 Attn:  R. Gary Dolenga
                                 Telephone:  (810) 344-4444 x 266
                                 Fax:  (248) 344-1623

       with a copy to:           James D. White, Esq.
                                 1085 Canyon View
                                 Laguna Beach, CA  92651
                                 Telephone:  (714) 497-3102
                                 Fax:  (714) 497-3102

or to such other address as may be designated in writing by either party from time to time in accordance herewith.

     To simplify notices and communications hereunder, Founder and each Seller agree that notices or communications addressed, sent to or received by Founder or any Seller shall be deemed to be addressed, sent or received by Founder and all Sellers.

SECTION 11.6  OMITTED

SECTION 11.7  SUCCESSORS, ASSIGNS; REFERENCES TO SELLERS

     All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, heirs, personal representatives and permitted assigns of the parties hereto.

     References to "Sellers" shall include, to the extent the context permits, each and every Seller jointly and severally.

SECTION 11.8  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

SECTION 11.9  GOVERNING LAW; AMENDMENTS

     This Agreement shall be governed by and construed in accordance with the law of Delaware applicable to contracts made and to be performed therein and cannot be changed, amended or terminated orally, but only in writing duly signed on behalf of all parties hereto.

SECTION 11.10  EXPENSES

     The parties shall bear their own expenses with respect to the transactions contemplated by this Agreement.


SECTION 11.11  HEADINGS AND CAPTIONS

     The section headings and captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.12  CONFIDENTIALITY; PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

     Founder and each Seller acknowledge that CORE is a publicly-traded corporation and accordingly, disclosure of information and news concerning CORE must be effected in a systematic, controlled manner. Accordingly, Founder and Sellers shall keep confidential and not disclose to any person or entity (except for their respective tax, accounting and legal advisors and any employee on a "need to know" basis and then only when the confidentiality and non-disclosure obligations have been fully explained and accepted by such persons) any information about this Agreement, the proposed transaction or any added matter.

     Without limiting the generality of the foregoing, neither any Seller nor Founder shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of CORE; provided, however, that CORE may make any public disclosure it believes in good faith is required by or prudent under applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case CORE will consult Founder and Sellers prior to making the disclosure).

SECTION 11.13  SEVERABILITY

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 11.14  INCORPORATION OF SCHEDULES

     The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

SECTION 11.15  ENTIRE AGREEMENT

     This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof. Each of the parties hereto acknowledges that they have participated in the drafting of this Agreement, and agrees that no provision of this Agreement shall be construed for or against any party solely on the basis of its contribution, or lack of contribution, to the drafting of such provision.


                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     CORE, INC.
Attest:                              ("CORE")

By: /s/ William E. Nixon             By: /s/ George C. Carpenter IV
   ------------------------------       ---------------------------------------
        William E. Nixon                     George C. Carpenter IV
        Clerk                                Chairman and Chief Executive
                                             Officer

                                     SSDC Corp.
Attest:                              ("Purchaser")

By: /s/ William E. Nixon             By: /s/ George C. Carpenter IV
   ------------------------------       ----------------------------------------
        William E. Nixon                     George C. Carpenter IV
        Secretary                            Chairman and Chief Executive
                                             Officer

Attest:                              SOCIAL SECURITY DISABILITY CONSULTANTS
                                             LIMITED PARTNERSHIP
By: /s/ Phylis M. Dolenga            ("SSDC")
   ------------------------------
Name_____________________________
Title____________________________    By: /s/ R. Gary Dolenga
                                       -----------------------------------------
                                     R. Gary Dolenga, as President of Disability
                                     Services, Inc., the General Partner of SSDC

Attest:                              DISABILITY SERVICES, INC.
                                     ("GP")
By: /s/ Phylis M. Dolenga
   ------------------------------
Name:____________________________    By: /s/ R. Gary Dolenga
Title:___________________________    ----------------------------------------
                                     Name:   R. Gary Dolenga
                                     Title:_____________________________________

Attest:                              DSI MEDICARE CONSULTANTS, INC.

By: /s/ R. Gary Dolenga              By: /s/ Phylis M. Dolenga
   ------------------------------       ----------------------------------------
Name:____________________________    Name:  Phylis M. Dolenga
Title:___________________________    Title:_____________________________________

                                     /s/ Phylis M. Dolenga
                                     -------------------------------------------
                                     Phylis M. Dolenga, individually
                                     (a "Founder")

                                     /s/ R. Gary Dolenga
                                     -------------------------------------------
                                     R. Gary Dolenga, individually
                                     (a "Founder")

               AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT



     The Asset Purchase Agreement, dated as of june 14, 1997 by and among the undersigned is hereby amended as of June 24, 1997, as follows:

     1.   Section 1.3(b).  Section 1.3(b) of the Asset Purchase Agreement is
          --------------
          hereby amended to ready in its entirety as follows:

               (b) In addition to the Cash Purchase Price, Purchaser shall pay to Sellers (i) the amount of $1,500,000, payable in four equal installments of $375,000 on each of September 24, 1997, December 24, 1997, March 24, 1998 and June 24, 1998 (the "Quarterly Payments") and (ii) additional aggregate consideration of up to $920,000, expressly contingent upon the Business obtaining performance criteria based upon Sellers' projections (the "Performance Criteria"). The Performance Criteria and the timing of such payments upon attainment of the Performance Criteria are set forth on Exhibit A hereto. The Quarterly Payments and
                            ---------
               payments for satisfaction of Performance Criteria shall be referred to as "Additional Purchase Price".

     2.   Exhibit A.  Exhibit A is hereby amended to read in its entirety as set
          ---------
          forth in Exhibit A to this Amendment.
                   ---------



                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first above written.

                                     CORE, INC.
Attest:                              ("CORE")

By: /s/ William E. Nixon             By: /s/ George C. Carpenter IV
   ------------------------------       ---------------------------------------
        William E. Nixon                     George C. Carpenter IV
        Clerk                                Chairman and Chief Executive
                                             Officer

                                     SSDC Corp.
Attest:                              ("Purchaser")

By: /s/ William E. Nixon             By: /s/ George C. Carpenter IV
   ------------------------------       ---------------------------------------
        William E. Nixon                     George C. Carpenter IV
        Secretary                            Chairman and Chief Executive
                                             Officer

Attest:                              SOCIAL SECURITY DISABILITY CONSULTANTS
                                              LIMITED PARTNERSHIP
By: /s/ Phylis M. Dolenga            ("SSDC")
   ------------------------------
Name_____________________________
Title____________________________    By: /s/ R. Gary Dolenga
                                        ---------------------------------------
                                     R. Gary Dolenga, as President of Disability
                                     Services, Inc., the General Partner of SSDC

Attest:                              DISABILITY SERVICES, INC.
                                     ("GP")
By: /s/ Phylis M. Dolenga
   ------------------------------
Name:____________________________    By: /s/ R. Gary Dolenga
Title:___________________________    ---------------------------------------
                                     Name:  R. Gary Dolenga
                                     Title:____________________________________

Attest:                              DSI MEDICARE CONSULTANTS, INC.

By: /s/ R. Gary Dolenga              By: /s/ Phylis M. Dolenga
   ------------------------------       ---------------------------------------
Title:___________________________    Title:____________________________________

                                     /s/ Phylis M. Dolenga
                                     ------------------------------------------
                                     Phylis M. Dolenga, individually
                                     (a "Founder")

                                     /s/ R. Gary Dolenga
                                     ------------------------------------------
                                     R. Gary Dolenga, individually
                                     (a "Founder")

                                   EXHIBIT A

                          TO ASSET PURCHASE AGREEMENT

                             PERFORMANCE CRITERIA

     Notwithstanding any other term or condition of the Asset Purchase Agreement or this Exhibit A or any formula or description described herein, in no event shall more than $920,000 ($600,000 maximum for Fiscal Period One and $320,000 for Fiscal Period Two) Additional Purchase Price consideration be due Sellers for satisfaction of Financial Performance Criteria.

ADDITIONAL PURCHASE PRICE CONSIDERATION FOR FISCAL PERIOD ONE

     Additional Purchase Price consideration shall be made to the Sellers if the following Financial Performance Criteria are met or exceeded by the Business of the Purchaser for the periods indicated:

 Quarter Ended       Target Pre-tax Net Income  Additional Purchase Price
 -------------       -------------------------  -------------------------

Fiscal Period One:

09/30/97                 $1,000,000                   $150,000

12/31/97                 $1,000,000                   $150,000

03/31/98                 $  825,000                   $150,000

06/30/98                 $  825,000                   $150,000

        TOTAL:           $3,650,000       TOTAL:      $600,000


     For each quarter of Fiscal Period One, if Purchaser's Pre-tax Net Income equals or exceeds 70% of the Target Pre-tax Net Income indicated, Sellers shall be entitled to the Additional Purchase Price consideration indicated. If for any quarter in Fiscal Period One, Purchaser's Pretax Net income is less than the indicated Target Pre-tax Net Income and greater than 70%, then Sellers shall be entitled to Additional Purchase price consideration in an amount equal to the maximum quarterly Additional Purchase Price ($150,000) multiplied by a fraction, the numerator of which is the actual Pre-Tax Net Income and the denominator of which is the Target Pre-Tax Net Income. For example and without limitation, if Purchaser's Pre-tax Net Income for the quarter ended 3/31/98 is $660,000 (80% of the Target), the Additional Purchase Price consideration for such quarter shall be $120,000 (80% of $150,000).

     Furthermore, if less than $600,000 Additional Purchase Price consideration is due or has been paid Sellers for the four quarters ended June 30, 1998, Sellers shall receive Additional Purchase Price consideration, above the quarterly Additional Purchase Price consideration, so that the percentage of the $600,000 Additional Purchase Price consideration due Sellers is not less than the percentage of (x) actual Pre-Tax Net Income plus Core Added Value (as defined below) divided by (y) $3,650,000; provided no payment under this sentence shall be due if the percentage is less than 70% for the entire four quarter period.

     When earned, Additional Purchase Price consideration will be paid within 45 days following the end of the applicable quarter.

     For the purposes of this Agreement, Pre-tax Net Income is defined as all Business revenues of Purchaser less all Business expenses of Purchaser excluding interest expense and income taxes related to the Business operation. Business expenses of Purchaser include those expenses relating to the operation of the Business of Purchaser (SSDC Corp.) and include without limitation, all direct expenses, general and administrative expenses, sales and marketing expenses and depreciation expense.

     CORE Added Value shall equal 10% of the amount of total first year sales (exclusive of implementation fees and other direct cost reimbursement expenses) of CORE's services or products (other than services and products of Sellers, Purchaser or the Business) initiated within 24 months of the Closing Date and made to an entity (i) which was a client of Sellers as of June 14, 1997, or (ii) for which R. Gary Dolenga or SSDC Corp. acted as and was identified as the lead sales contact and/or procuring cause.

     That portion of Additional Purchase Price consideration due to Sellers based on CORE Added Value (i.e., first year sales to new CORE clients) shall be earned, on the earlier of when a contract is signed between CORE and the new client or when services actually begin; however, payment of such amount shall be expressly contingent on receipt of payment(s) from the new client and payable to Sellers within 45 days of such receipt.

     CORE shall deliver timely monthly financial statements to R. Gary Dolenga. Such statements will be prepared in accordance with generally accepted accounting principles (GAAP). R. Gary Dolenga shall have the right to audit or review the financial statements at his expense.

ADDITIONAL PERFORMANCE CRITERIA

     For the purposes of the Employment Agreement between Purchaser and R. Gary Dolenga, and for Additional Purchase Price Criteria for Fiscal Period Two, the following are the Financial Performance Criteria to be met or exceeded by the Business of Purchaser for the periods indicated:


Quarter Ended      Target Pre-tax Net Income
---------------    -------------------------
                   plus CORE Added Value        Additional Purchase Price
                   ---------------------        -------------------------
Fiscal Period Two:

09/30/98                $825,000                          $ 80,000

12/31/98                $825,000                          $ 80,000

03/31/99                $744,000                          $ 80,000

06/30/99                $744,000                          $ 80,000
                                                          --------

                                                 TOTAL:   $320,000

LIMIT ON ADDITIONAL PURCHASE PRICE CONSIDERATION

     Notwithstanding any other term or condition of the Asset Purchase Agreement or this Exhibit A or any formula or description described herein, in no event shall more than $920,000 ($600,000 maximum for Fiscal Period One and $320,000 for Fiscal Period Two) Additional Purchase Price consideration be due Sellers for satisfaction of Financial Performance Criteria.

     Under no circumstances shall the Quarterly Payments be reduced on account of Financial Performance Criteria.